UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Appointment of Chief Accounting Officer

On May 8, 2017, Global Eagle Entertainment Inc. (the “Company” or “we”) appointed Sarlina See to serve as its new Chief Accounting Officer.  Ms. See’s first day of employment will be May 15, 2017 (the “Commencement Date”).

Sarlina See, age 46, previously served as Global Business Unit Controller of Stanley Oil & Gas, which is a division of Stanley Black & Decker, Inc. (NYSE:SWK), from May 2013 to May 2017.  From January 2008 through May 2013, Ms. See served as the Global Controller at Digital Energy, a division of GE Energy Connections (which is a business unit of General Electric Company (NYSE:GE)).  Prior to that, Ms. See held other senior finance positions and audit roles at various General Electric Company business units from 1997 to 2007.  Ms. See received a Bachelor of Business Administration in Accounting from Idaho State University and is a Certified Public Accountant.

Employment Agreement

The Company and Ms. See entered into an employment agreement (the “Employment Agreement”) dated May 8, 2017.

The Employment Agreement provides for the following:

•                        Employment Commencement Date.  Ms. See’s first day of employment will be May 15, 2017.

•                        Initial Annual Base Salary.  Ms. See will receive an initial annual base salary of $225,000.

•                        Annual Cash Bonus Target.  Ms. See will be eligible for an annual performance bonus under the Company’s Annual Incentive Plan with an initial target of 25% of her annual base salary, prorated from the Commencement Date for the 2017 performance year.

•                        Sign-On Bonus.  Ms. See will receive a cash sign-on bonus of $25,000, but the Company may recoup it in full if Ms. See resigns for any reason or is terminated for “cause” on or prior to the first anniversary of the Commencement Date.

•                        First Anniversary Retention Bonus.  Ms. See will receive an additional $25,000 cash retention bonus within 30 days after the first anniversary of the Commencement Date, but the Company may recoup it in full if Ms. See resigns for any reason or is terminated for “cause” on or prior to the second anniversary of the Commencement Date.

•                        Relocation Allowance and Temporary Lodging Stipend.  Ms. See will receive a one-time cash relocation allowance of $15,000 (plus a tax gross up thereon).  In addition, the Company will reimburse her for rental expenses for temporary housing until the one-year anniversary of the Commencement Date or, if earlier, until she establishes a permanent residence in a location to be designated by the Company.

•                        Initial Equity Grants.  Ms. See will receive the following initial equity awards:

•                Stock Option.  A “time-vesting” non-qualified stock option (grant-date value of $37,500) to purchase shares of the Company’s common stock (the “Initial Option Award”), with an exercise price to be equal to the Company’s closing stock price on the grant date.  One-quarter of the Initial Option Award will vest on the first anniversary of the Commencement Date, and the balance will vest in equal monthly installments over the following 36 months (subject to continuous employment through each vesting date).

•                RSUs.  “Time-vesting” restricted stock units (grant-date value of $75,000) representing shares of the Company’s common stock (the “Initial RSU Award”). The Initial RSU Award will vest in four equal annual installments, with the first installment vesting on the first anniversary of the Commencement Date and the remaining installments vesting annually thereafter (subject to continuous employment through each vesting date).

•                The issuance of the Initial Option Award and the Initial RSU Award is subject to the condition subsequent that the Company’s stockholders approve a new equity incentive plan at the Company’s 2017 annual stockholders’ meeting, with such awards to be issued under that plan.

•                        Change in Control and Severance Benefits.  Ms. See will be eligible to participate in the Company’s Change in Control and Severance Plan for Senior Management.  She will be a “Tier III” participant thereunder.

We qualify the foregoing summary of the Employment Agreement by reference to the full text of the Employment Agreement, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Ms. See is also party to a customary indemnity agreement that the Company enters into with its directors and executive officers.

Except for the foregoing agreements, there are no arrangements or understandings between Ms. See and the Company or any other person pursuant to which she was appointed as its Chief Accounting Officer. There are no family relationships between Ms. See and any director or executive officer of the Company, or any person that the Company has nominated or chosen to become a director or executive officer. There are also no transactions requiring disclosure under Item 404(a) of Regulation S-K in which Ms. See has an interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: May 11, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 8, 2017, between the Company and Sarlina See.